UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 31, 2019

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Deer Park Drive, Suite K, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to the Amended and Restated Loan and Security Agreement

On July 31, 2019 (the “Settlement Date”) CytoSorbents Corporation, a Delaware corporation (the “Company”), along with CytoSorbents Medical, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“CytoSorbents Medical” and, together with the Company, the “Borrower”), entered into the First Amendment to the Amended and Restated Loan and Security Agreement (the “First Amendment”) with Bridge Bank, a division of Western Alliance Bank, an Arizona corporation (the “Bank”), which amended certain provisions of the Amended and Restated Loan and Security Agreement (the “Restated Loan and Security Agreement”) and 2018 Success Fee Letter (the “2018 Letter”), each previously entered into by and among the Borrower and the Bank on March 28, 2018.

In connection with the execution of the First Amendment, the Company drew down the full $5.0 million Term B Loan.

The First Amendment amended the Restated Loan and Security Agreement to (1) extend the interest-only period for payment on term loans under the Restated Loan and Security Agreement through April 2020, (2) further extend the interest only period through October 2020, provided the Borrower has been compliant with its obligations under the financial covenant revenue test set forth in the Restated Loan and Security Agreement for all months from the month immediately after the month in which the Term B Loan is funded through March 2020, (3) increase the amount of each monthly principal amortization payment after the end of the interest-only period based on and to the extent that the interest-only period contemplated above is extended beyond November 1, 2019, and (4) incorporate references to CytoSorbents Poland SP. z.o.o., an indirect subsidiary of the Borrower in Poland such that the treatment of CytoSorbents Poland under the Restated Loan and Security Agreement is consistent with the treatment of CytoSorbents Switzerland GmbH, an indirect subsidiary of the Borrower in Switzerland.

2018 Success Fee Letter

Pursuant to the 2018 Letter, the Borrower shall pay to the Bank a success fee in the amount equal to 6.37% of the funded amount of the Term B Loan (as defined in the Restated Loan and Security Agreement) (the “Success Fee”) upon the first occurrence of certain events set forth therein. Prior to giving effect to the First Amendment, one such event was the closing price per share of the Company’s common stock on the Nasdaq Capital Market being the greater of (i) 70% or more over $7.05, the closing price of the Company’s common stock on March 29, 2018 (after giving effect to any stock splits or consolidations effected after the date thereof) for five successive business days, or (ii) at least 26.13% more than the closing price of the Company’s common stock on the date of the funding of the Term B Loan. The First Amendment amended this provision of the Letter to reflect the closing price per share for the Company’s common stock on the Nasdaq Capital Market being the greater of (i) 70% or more over $7.05, the closing price of the Company’s common stock on March 29, 2018 (after giving effect to any stock splits or consolidations effected after the date thereof) for five successive business days, or (ii) at least 26.13% more than the average price of Company’s common stock for the 365 day period ending on the date of the funding of the Term B Loan.

A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing is a summary description of the terms of the First Amendment and does not purport to be complete.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit Name
10.1	First Amendment to the Amended and Restated Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2019	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	President and Chief Executive Officer